UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

June 6, 2018

ALPHABET INC.

(Exact name of registrant as specified in its charter)

Delaware	001-37580	61-1767919
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1600 Amphitheatre Parkway

Mountain View, CA 94043

(Address of principal executive offices, including zip code)

(650) 253-0000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Alphabet Inc. 2012 Stock Plan

At the Annual Meeting of Stockholders of Alphabet Inc. (“Alphabet”) held on June 6, 2018 (the “2018 Annual Meeting”), Alphabet’s stockholders approved amendments to the Alphabet Inc. 2012 Stock Plan (the “2012 Stock Plan”) to increase the number of authorized shares of Class C capital stock that may be issued under the 2012 Stock Plan by 11,500,000 and to prohibit the repricing of stock options granted under the 2012 Stock Plan without stockholder approval. A description of the 2012 Stock Plan is set forth in Alphabet’s definitive proxy statement on Form 14A filed with the U.S. Securities and Exchange Commission on April 27, 2018 (the “2018 Proxy Statement”) and is qualified in its entirety by reference to the full text of the 2012 Stock Plan, a copy of which is being filed as Exhibit 10.01 to this Form 8-K.

Item 5.07. Submission of Matters to a Vote of Security Holders.

At the 2018 Annual Meeting, Alphabet’s stockholders voted on ten proposals as set forth below, each of which is described in detail in the 2018 Proxy Statement. Holders of the shares of Class A common stock are entitled to one vote per share and holders of the shares of Class B common stock are entitled to ten votes per share. Holders of the shares of Class A common stock and holders of the shares of Class B common stock voted together as a single class on all matters (including the election of directors) submitted to a vote of stockholders at the 2018 Annual Meeting. The number of votes cast for and against and the number of abstentions and broker non-votes with respect to each matter voted upon are set forth below.

1. The individuals listed below were elected at the 2018 Annual Meeting to serve as directors of Alphabet until the next annual meeting of stockholders or until their respective successors have been duly elected and qualified:

Director Nominee	Votes For	Votes Withheld	Broker Non-Votes

Larry Page	658,538,237	6,993,662	36,786,414

Sergey Brin	657,256,122	8,275,777	36,786,414

Eric E. Schmidt	657,039,816	8,492,083	36,786,414

L. John Doerr	586,620,785	78,911,114	36,786,414

Roger W. Ferguson, Jr.	662,337,514	3,194,385	36,786,414

Diane B. Greene	654,754,769	10,777,130	36,786,414

John L. Hennessy	639,878,324	25,653,575	36,786,414

Ann Mather	557,770,515	107,761,384	36,786,414

Alan R. Mulally	663,265,440	2,266,459	36,786,414

Sundar Pichai	655,076,629	10,455,270	36,786,414

K. Ram Shriram	604,614,301	60,917,598	36,786,414

2. The ratification of the appointment of Ernst & Young LLP as Alphabet’s independent registered public accounting firm for the fiscal year ending December 31, 2018. This proposal was approved as set forth below:

For	Against	Abstain	Broker Non-Votes
697,701,155	4,345,973	271,185	0

3. The approval of amendments to the 2012 Stock Plan to increase the share reserve by 11,500,000 shares of Class C capital stock and to prohibit the repricing of stock options granted under the 2012 Stock Plan without stockholder approval. This proposal was approved as set forth below:

For	Against	Abstain	Broker Non-Votes
584,194,626	80,179,102	1,158,171	36,786,414

4. A stockholder proposal regarding equal shareholder voting. This proposal was not approved as set forth below:

For	Against	Abstain	Broker Non-Votes
192,439,836	472,515,142	576,921	36,786,414

5. A stockholder proposal regarding a lobbying report. This proposal was not approved as set forth below:

For	Against	Abstain	Broker Non-Votes
61,924,629	597,364,714	6,242,556	36,786,414

6. A stockholder proposal regarding a report on gender pay. This proposal was not approved as set forth below:

For	Against	Abstain	Broker Non-Votes
103,806,543	558,506,092	3,219,264	36,786,414

7. A stockholder proposal regarding simple majority vote. This proposal was not approved as set forth below:

For	Against	Abstain	Broker Non-Votes
58,134,413	606,790,145	607,341	36,786,414

8. A stockholder proposal regarding a sustainability metrics report. This proposal was not approved as set forth below:

For	Against	Abstain	Broker Non-Votes
57,893,994	605,452,276	2,185,629	36,786,414

9. A stockholder proposal regarding board diversity and qualifications. This proposal was not approved as set forth below:

For	Against	Abstain	Broker Non-Votes
13,099,716	649,681,385	2,750,798	36,786,414

12. A stockholder proposal regarding a report on content governance. This proposal was not approved as set forth below:

For	Against	Abstain	Broker Non-Votes
84,481,308	577,340,067	3,710,524	36,786,414

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.01	Alphabet Inc. 2012 Stock Plan

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALPHABET INC.

Date: June 8, 2018	/s/ Kathryn W. Hall
Kathryn W. Hall Assistant Secretary